EXHIBIT 99.3

Issuer Direct Corporation

Unaudited Pro Forma Combined Financial Statements

On November 1, 2022, Issuer Direct Corporation (“ISDR”, the “Company”, “we”, “us”, and “our”) completed the acquisition of iNewswire.com LLC (“Newswire, the “Seller”), a Delaware limited liability company, whereby the Company purchased all of the Seller’s issued and outstanding membership interests (in the “Acquisition”). Issuer Direct paid to the Seller aggregate consideration of approximately $43.9 million, consisting of the following: (i) a cash payment of $18.0 million, (ii) the issuance of a Secured Promissory Note (the “Secured Note”) in the principal amount of $22.0 million, and (iii) the issuance of 180,181 shares of the Company’s common stock, par value $0.001 (the “Equity Payment”).

The following unaudited pro forma Condensed Consolidated Balance Sheet as of September 30, 2022, and the unaudited pro forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2022, and for the year ended December 31, 2021, present the combination of the financial information of Newswire and Issuer Direct after giving effect to the acquisition and related adjustments as described in the accompanying notes. The unaudited pro forma Condensed Consolidated Statements of Operations for the nine months ended September 30, 2022 and for the year ended December 31, 2021, give pro forma effect to the acquisition as if it had occurred on January 1, 2021. The unaudited pro forma Condensed Consolidated Balance Sheet gives pro forma effect to the acquisition as if it was completed on September 30, 2022.

The unaudited pro forma condensed consolidated financial statements of the Company are based on currently available information and assumptions that we believe are reasonable, that reflect the impact of events directly attributable to the Acquisition that are factually supportable, and for purposes of the unaudited pro forma Condensed Consolidated Statement of Operations, that are expected to have a continuing impact on us. The unaudited pro forma consolidated financial statements are intended for informational purposes only, and do not purport to represent what our financial position and results of operations actually would have been had the Acquisition and related events occurred on the dates indicated, or to project our financial performance for any future period. Specifically, among other things, the pro forma financial information does not include working capital and other post-closing adjustments related to items affecting comparability, the effects of transition services arrangements with the buyers, final purchase accounting attributed to the transaction, or the impact of any future action we may take to align our cost structure with our business.

The unaudited pro forma condensed consolidated financial statements are subject to the assumptions and adjustments described herein. Actual adjustments may differ materially from the information presented. The unaudited pro forma condensed consolidated financial information and accompanying notes should be read in conjunction with our historical financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2021, and our Quarterly Report on Form 10-Q for the period ended September 30, 2022.

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Issuer Direct Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

(in thousands)

	For the Nine Months Ended September 30, 2022
	Issuer Direct as Reported	Newswire as Reported	Adjustments		Pro Forma Combined Operations
Revenues	$16,375	$9,158	$—		$25,533
Cost of revenues	3,808	1,871	—		5,679
Gross profit	12,567	7,287	—		19,854
Operating costs and expenses:
General and administrative	4,903	3,545	(723	)a	7,725
Sales and marketing expenses	3,866	2,623	(488	)a	6,001
Product development	734	1,177	(486	)a	1,425
Depreciation and amortization	439	—	3,327	b	3,766
Total operating costs and expenses	9,942	7,345	1,630		18,917
Operating income	2,625	(58)	(1,630)		937
Investment income (expense)	—	(37)	—		(37)
Interest income (expense)	99	—	(990	)c	(891)
Income (loss) before taxes	2,724	(95)	(2,620)		9
Income tax expense (benefit)	681	23	(702	)d	2
Net income (loss)	$2,043	$(118)	$(1,918)		$7
Income per share – basic	$0.55	$—	$—		$0.00
Income per share – fully diluted	$0.55	$—	$—		$0.00
Weighted average number of common shares outstanding - basic	3,717	—	180	e	3,897
Weighted average number of common shares outstanding – fully diluted	3,738	—	180		3,918

	For the Year Ended December 31, 2021
	Issuer Direct as Reported	Newswire as Reported	Adjustments		Pro Forma Combined Operations
Revenues	$21,883	10,034	$—		$31,917
Cost of revenues	5,748	2,857	—		8,605
Gross profit	16,135	7,177	—		23,312
Operating costs and expenses:
General and administrative	5,491	2,920	(809	)a	7,602
Sales and marketing expenses	5,079	2,632	(255	)a	7,456
Product development	1,219	778	(295	)a	1,702
Depreciation and amortization	603	—	4,437	b	5,040
Total operating costs and expenses	12,392	6,330	3,078		21,800
Operating income	3,743	847	(3,078)		1,512
Other income (expense)	366	(41)	—		325
Investment income (expense)	—	216	—		216
Gain (loss) on forgiveness of Paycheck Protection Program loan	—	175	—		175
Interest income (expense)	3	—	(1,320	)c	(1,317)
Income before taxes	4,112	1,197	(4,398)		911
Income tax expense (benefit)	821	30	(669	)d	182
Net income (loss)	$3,291	1,167	$(3,729)		$729
Income per share – basic	$0.87	—	$—		$0.18
Income per share – fully diluted	$0.86	—	$—		$0.18
Weighted average number of common shares outstanding - basic	3,780	—	180	e	3,960
Weighted average number of common shares outstanding – fully diluted	3,820	—	180		4,000

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

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Issuer Direct Corporation

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(in thousands)

	As of September 30, 2022
	Issuer Direct as Reported	Newswire as Reported	Adjustments		Pro Forma Combined Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$21,812	$301	$(18,264)	f	$3,849
Accounts receivable	3,062	—	—		3,062
Income tax receivable	285	—	—		285
Other current assets	807	14	90	g	911
Total current assets	25,966	315	(18,174)		8,107
Capitalized software	153	—	—		153
Fixed assets	649	—	—		649
Right-of-use asset – leases	1,341	—	—		1,341
Other long-term assets	110	—	—		110
Goodwill and other intangible assets	6,376	—	19,232	h	25,608
Intangible assets	2,123	769	27,332	h	30,224
Total assets	$36,718	$1,084	$28,390		$66,192

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$691	$640	$5	i	$1,336
Notes payable	—	26	(26)	i	—
Accrued expenses	1,638	180	(105)	j	1,713
Income taxes payable	198	—	—		198
Deferred revenue	3,429	2,854	—		6,283
Due to Newswire member	—	3	(3)	k	—
Total current liabilities	5,956	3,703	(129)		9,530
Deferred income tax liability	96	—	—		96
Notes payable – long-term	—	—	22,000	l	22,000
Lease liabilities – long-term	1,422	—	—		1,422
Total liabilities	7,474	3,703	21,871		33,048
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	4	—	—		4
Additional paid-in capital	18,051	—	3,900	m	21,951
Other accumulated comprehensive loss	(88)	—	—		(88)
Retained earnings	11,277	—	—		11,277
Newswire members’ equity (deficit)	—	(2,619)	2,619	k	—
Total stockholders' equity (deficit)	29,244	(2,619)	6,519		33,144
Total liabilities and stockholders’ equity	$36,718	$1,084	$28,390		$66,192

See accompanying Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements.

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Note 1. Description of the Transaction

Newswire Acquisition

On November 1, 2022, in connection with the Acquisition, Issuer Direct Corporation (the “Company”) paid to Lead Capital LLC (the “Seller”), aggregate consideration of approximately $43.9 million, consisting of the following: (i) a cash payment of $18.0 million subject to a 60-day escrow to secure the payment of any working capital adjustments or any employee bonus obligations of Newswire, (ii) the issuance of a Secured Promissory Note in the principal amount of $22.0 million, and (iii) the issuance of 180,181 shares of the Company’s common stock, par value $0.001.

Note 2. Basis of Presentation

The Acquisition will be accounted for under the acquisition method of accounting in accordance with ASC 805, Business Combinations. Under the acquisition method, the consideration transferred is measured at the acquisition closing date. The assets of Newswire have been measured based on preliminary estimates using assumptions that the Company’s management believes are reasonable utilizing information currently available. Use of different estimates and judgements could yield different results.

The process for estimating the fair values of identifiable intangible assets and certain tangible assets requires the use of significant estimates and assumptions, including estimating future cash flows and developing appropriate discount rates. The excess of the acquisition consideration over the estimated amounts of identifiable assets of Newswire as of the effective date of the acquisition was allocated to goodwill in accordance with accounting guidance. The acquisition accounting is subject to finalization of the Company’s analysis of the fair value of the assets and liabilities of Newswire as of the acquisition date. Accordingly, the acquisition accounting in the unaudited pro forma combined financial statements is preliminary and will be adjusted upon completion of the final valuation. Such adjustments could be material.

Note 3. Pro Forma Adjustments

A summary of the fair value consideration transferred for the Acquisition and the preliminary allocation to the fair value of the assets and liabilities of Newswire are as follows (in $000s):

As of September 30, 2022
Consideration transferred:
Cash payment	$18,000
Secured promissory note	22,000
Shares of Issuer Direct common stock based on closing market price prior to the Acquisition	3,900
Total consideration transferred	$43,900

Preliminary allocation:
Goodwill	$19,232
Customer relationships	15,740
Technology	3,945
Other definite-lived intangible assets	8,416
Assets assumed	141
Liabilities assumed	(3,574)
$43,900

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The pro forma adjustments included in the unaudited pro forma combined financial statements are as follows:

(a)

Represents salaries and benefits payments of $1.7 million and $1.3 million during the nine months ended September 30, 2022 and twelve months ended December 31, 2021, respectively, to Newswire employees and contractors who left the organization before the Acquisition and will not impact our business in the future.

(b)

Represents amortization of intangible assets acquired in the Acquisition based on their preliminary fair values and useful lives. Estimated useful lives of the customer relationships and other definite-lived intangible assets are approximately 7 years and estimated useful lives of the technology intangible assets are approximately 4 years. Amortization is calculated on a straight-line basis.

(c)	Represents interest payments on the $22 million secured promissory note with an annual interest rate of 6%, issued as part of the consideration transferred in the Acquisition.

(d)	Represents the tax implications of the total pro forma adjustments.

(e)	Represents the issuance of 180,181 shares of Issuer Direct common stock, par value $0.001 as part of the consideration transferred in the Acquisition.

(f)

Represents payment of $18 million as part of the consideration transferred in the Acquisition, coupled with an adjustment for the difference between cash and cash on hand on the Newswire balance sheet as of September 30, 2022.

(g)	Represents an adjustment for Newswire credit card receivables.

(h)	Represents the difference between the estimated purchase price and the preliminary estimated fair values of the identified assets acquired and liabilities assumed.

(i)	Represents the reversal of Newswire accounts and notes payable not assumed in the Acquisition.

(j)	Represents the reversal of liabilities of $105 thousand in Newswire accrued expenses not assumed in the Acquisition.

(k)	Represents the elimination of Newswire members’ equity.

(l)	Represents the issuance of the $22 million secured promissory note as part of the consideration transferred in the Acquisition.

(m)	Represents the issuance of 180,181 shares of Issuer Direct common stock in connection with the Acquisition, valued based on the closing market price at the time of the Acquisition.

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